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                                                                    Exhibit 23.4

                           CONSENT OF REBECCA SAEGER

   The undersigned hereby consents to be named as a director nominee in the Registration Statement on Form S-1 and related prospectus of E-Stamp Corporation for the registration of shares of its Common Stock and to the filing of this consent as an exhibit to E-Stamp's Registration Statement on Form S-1.

                                          /s/ Rebecca Saeger
                                          Rebecca Saeger

September 27, 1999